Exhibit 5.1

April 1, 2019

Concrete Pumping Holdings, Inc.

6461 Downing Street

Denver, Colorado 80229

Re:     Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to (i) the proposed offer to holders of the Company’s (x) publicly traded warrants issued as parts of units in Industrea Acquisition Corp.’s initial public offering (the “public warrants”) and (y) warrants issued in a private placement concurrently with the closing of Industrea Acquisition Corp.’s initial public offering (the “private placement warrants” and collectively with the public warrants, the “warrants”) to exchange 0.2105 shares of common stock, par value $0.0001 per share, of the Company (“common stock”), for each outstanding public warrant tendered and 0.1538 shares of common stock in exchange for each outstanding private placement warrant tendered pursuant to the offer (together with any amendments, supplements or extensions thereof, the “Exchange Offer”) and (ii) solicitations of consents from the holders of public warrants to amend that certain warrant agreement, dated as of July 26, 2017, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) that governs the warrants to permit the Company to require that each outstanding warrant that is not tendered pursuant to the Exchange Offer be converted into 0.1895 shares of common stock (the “Warrant Amendment”), in each case upon the terms and subject to the conditions set forth in the prospectus/offer to exchange which forms part of the Registration Statement (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”).  The shares of common stock issuable upon exchange of the warrants pursuant to the Exchange Offer and the Warrant Amendment are referred to herein as the “Shares.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

April 1, 2019 Page 2

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated certificate of incorporation of the Company, as in effect on the date hereof, (ii) the Registration Statement, (iii) the Warrant Agreement, (iv) resolutions of the Board of Directors of the Company relating to, among other matters, the Exchange Offer and the Warrant Amendment and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Exchange Offer and the Warrant Amendment, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP